TEMPUR SEALY ANNOUNCES SIGNIFICANT INCREASE IN THIRD QUARTER CASH DIVIDEND
–Increases quarterly dividend nearly 30% to $0.09 per share

LEXINGTON, KY, July 29, 2021 – Tempur Sealy International, Inc. (NYSE: TPX, “Company” or “Tempur Sealy”) today announced that its Board of Directors has declared a third quarter cash dividend on its common stock of $0.09 per share. The dividend is payable on August 26, 2021 to shareholders of record as of August 12, 2021.

Tempur Sealy Chairman and CEO Scott Thompson commented, “I am pleased to report that our Board of Directors have declared a nearly 30% increase to our quarterly dividend while still maintaining a conservative payout ratio. This significant increase demonstrates the confidence we have in our outlook, which includes the impact of the acquisition of Dreams as well as our expanded direct to consumer and OEM businesses, all of which have diversified our sales and significantly improved our operating cash flow. With this backdrop, the Board of Directors decided to increase the quarterly dividend, aligning the dividend rate closer to the Company's previously announced target of 15 percent of annual EPS. Going forward, we expect the Board of Directors to evaluate our quarterly dividend strategy on an annual basis.”

Forward-Looking Statements

This press release contains statements that may be characterized as "forward-looking" within the meaning of the federal securities laws, which includes information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "expects," "will" and variations of such words or similar expressions are intended to identify such statements. These forward-looking statements include, without limitation, statements relating to the Company's expectations regarding future performance, cost synergies, integration with our business, and the impact of the anticipated acquisition on the Company’s brands, products, customer base, results of operations or financial position. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from any that may be expressed as forward-looking statements. These risk factors include risks associated with Dreams’ ongoing operations; the ability to successfully integrate Dreams into Tempur Sealy’s operations and realize synergies from the transaction; the possibility that the expected benefits of the acquisition are not realized when expected or at all; general economic, financial and industry conditions, particularly conditions relating to the financial performance and related credit issues present in the retail sector, as well as consumer confidence and the availability of consumer financing; the impact of the macroeconomic environment in both the U.S. and internationally on Dreams and the Company; uncertainties arising from national and global events; industry competition; the effects of consolidation of retailers on revenues and costs; and consumer acceptance and changes in demand for Dreams’ and the Company's products; the disruption or delay of production and delivery of materials and products in the Company's supply chain; and disruptions to the implementation of the Company's strategic priorities and business plan caused by changes in its executive management team.

Other potential risk factors include the risk factors discussed under the heading "Risk Factors" in ITEM 1A of Part 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2020. There may be other factors that may cause actual results to differ materially from the forward-looking statements contained herein. The Company undertakes no obligation to update any forward-looking statement contained herein to reflect events or circumstances after the date on which such statement is made.

About Tempur Sealy International, Inc.
Tempur Sealy is committed to improving the sleep of more people, every night, all around the world. As a global leader in the design, manufacture and distribution of bedding products, we know how crucial a good night of sleep is to overall health and wellness. Utilizing over a century of knowledge and industry-leading innovation, we deliver award-winning products that provide breakthrough sleep solutions to consumers in over 100 countries.
Our highly recognized brands include Tempur-Pedic, Sealy® featuring Posturepedic® Technology, and Stearns & Foster® and our non-branded offerings include value-focused private label and OEM products. Our distinct brands allow for complementary merchandising strategies and are sold through third-party retailers, our Company-owned stores and e-commerce channels. This omni-channel strategy ensures our products are offered wherever and however customers want to shop.
Lastly, we accept our global responsibility to serve all stakeholders, our community and environment. We have and are implementing programs consistent with our responsibilities.

Investor Relations Contact
Aubrey Moore
Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com